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                                                                    EXHIBIT 5(b)
               [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]

                                 January 15, 1999



United Rentals Trust I
c/o United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut  06830


          Re:      United Rentals Trust I
                   -----------------------


Ladies and Gentlemen:

  We have acted as special Delaware counsel to United Rentals Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the preparation of Registration Statement No. 333-64463 (and the Prospectus forming a part thereof) on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998, as amended by Pre-Effective Amendment No. 1 thereto on Form S-3 (as so amended, the "Registration Statement"), by the Trust and United Rentals, Inc. (the "Company"), relating to the registration with the Commission of the Preferred Securities of the Trust.

  The Preferred Securities have been issued pursuant to (i) a Purchase Agreement dated as of July 30, 1998 (the "Purchase Agreement") among the initial purchasers named therein (the "Purchasers"), the Trust, the Company and United Rentals Holdings, Inc. ("United Rentals Holdings"), and (ii) the Amended and Restated Trust Agreement of the Trust dated as of August 5, 1998 (the "Governing Instrument"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

  In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 22, 1998 (the "Certificate"); a Trust Agreement of the Trust dated as of July 22, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of August 5, 1998 between United Rentals Holdings and The Bank of New York, as Trustee; the Guarantee Agreement dated as of August 5, 1998 between United Rentals Holdings and The Bank of New York, as Trustee, relating to the Preferred Securities; the Guarantee Agreement dated as of August 5, 1998 executed by United
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Rentals Holdings relating to the Common Securities; the Purchase Agreement; the
Trust's Offering Circular dated July 30, 1998 relating to the Preferred Securities (the "Offering Circular"); the Registration Rights Agreement dated August 5, 1998 among the Trust, the Company, United Rentals Holdings and the Purchasers; the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the signatories thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Purchase Agreement prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Delaware Act"); (v) that the
Preferred Securities Certificates have been executed and authenticated, and each Holder of Preferred Securities has received a Preferred Securities Certificate, in each case in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Offering Circular and the Purchase Agreement; (vi) that the Preferred Securities have otherwise been issued and sold to, and held or transferred by, the Preferred Securities Holders (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Offering Circular and the Purchase Agreement; (vii) that none of the Preferred Securities have been called for redemption, redeemed, converted or exchanged or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we have not participated in the preparation of the Prospectus forming a part of the Registration Statement or any other offering materials relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

  Based on and subject to the foregoing, and to the qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:
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        1.    The Trust is a duly formed and validly existing statutory
business trust in good standing under the laws of the State of Delaware.

        2. The Preferred Securities constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.


        3.    Under the Delaware Act and the terms of the Governing
Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust.

  We note that the Holders of the Preferred Securities may be required to make payment or provide indemnity or security as set forth in the Governing Instrument.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "VALIDITY OF THE OFFERED SECURITIES" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.


                                Very truly yours,


                                MORRIS, NICHOLS, ARSHT & TUNNELL